UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2017

CAPITOL ACQUISITION CORP. III

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37588	47-4510443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 7th Street, N.W. Washington, D.C.	20004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-654-7060

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 29, 2017, Capitol Acquisition Corp. III (the “Capitol”) held an annual meeting of its stockholders (the “Meeting”). At the Meeting, Capitol’s stockholders considered the following proposals:

1.       A proposal to approve the business combination between Capitol and Canyon Holdings S.a r.l. (“Cision”), including (a) the Agreement and Plan of Merger, dated as of March 19, 2017, as amended (“Merger Agreement”), between Capitol, Capitol Acquisition Holding Company Ltd. (“Holdings”), Capitol Acquisition Merger Sub, Inc., Cision and Canyon Holdings (Cayman) L.P., and (b) the transactions contemplated by the Merger Agreement and related Sponsor Support Agreement (including the future issuance of additional ordinary shares and warrants thereunder under certain circumstances). The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
38,217,706	336,554	0	0

This represented approximately 99.1% of the voted shares voting in favor of the proposal. In connection with this vote, the holders of 490,078 shares of Capitol’s common stock properly exercised their right to convert their shares into cash at a conversion price of approximately $10.04 per share, for an aggregate conversion amount of $4,920,236.10.

2.       Proposals to approve the following material differences between the constitutional documents of Holdings that will be in effect upon the closing of the transactions contemplated by the Merger Agreement and Capitol’s current amended and restated certificate of incorporation:

(i)       The name of the new public entity will be “Cision Ltd.” as opposed to “Capitol Acquisition Corp. III”. The following is a tabulation of the votes with respect to this proposal, which was approved by Capitol’s stockholders:

For	Against	Abstain	Broker Non-Votes
38,217,706	202,324	134,230	0

(ii)       Holdings will have 480,000,000 authorized ordinary shares and 20,000,000 authorized preferred shares, as opposed to Capitol having 120,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock. The following is a tabulation of the votes with respect to this proposal, which was approved by Capitol’s stockholders:

For	Against	Abstain	Broker Non-Votes
38,217,706	202,324	134,230	0

(iii)       Holdings’ constitutional documents do not include the various provisions applicable only to special purpose acquisition corporations that Capitol’s amended and restated certificate of incorporation contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time). The following is a tabulation of the votes with respect to this proposal, which was approved by Capitol’s stockholders:

For	Against	Abstain	Broker Non-Votes
37,917,706	202,324	434,230	0

3.       A proposal to elect seven directors who, upon the consummation of the transactions contemplated by the Merger Agreement, will be the directors of Holdings, in the classes set forth below. The following is a tabulation of the votes with respect to each director elected at the Meeting:

Director	For	Withheld
Class I
L. Dyson Dryden	38,174,906	379,354
Stephen P. Master	38,217,706	336,554
Class II
Stuart Yarbrough	38,384,529	169,731
Kevin Akeroyd	38,217,706	336,554
Class III
Mark D. Ein	38,174,906	379,354
Mark M. Anderson	38,217,706	336,554
Philip A. Canfield	38,217,706	336,554

4.       A proposal to approve the 2017 Omnibus Incentive Plan of Holdings. The following is a tabulation of the votes with respect to this proposal, which was approved by Capitol’s stockholders:

For	Against	Abstain	Broker Non-Votes
38,049,206	204,324	300,730	0

Because the proposal to adopt the Merger Agreement and to approve the business combination contemplated by the Merger Agreement was approved, the proposal to adjourn the Meeting to a later date or dates, if necessary, was not presented at the Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2017

CAPITOL ACQUISITION CORP. III

By:	/s/ Mark D. Ein
Name: Mark D. Ein
Title: Chief Executive Officer